Exhibit 99.1

Digimarc Reports Third Quarter 2026 Financial Results

Narrowing our Aperture to Accelerate

Beaverton, Ore. – November 12, 2026 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the third quarter ended September 30, 2026.

"Last quarter we said our new execution focus was starting to show results. Since then, many of those results moved from pipeline to signed business earlier than expected, with new customers committing to our solutions across retail and CPG," said Paul Carreiro, Digimarc CEO. "Our commercial leadership team is mostly in place, and our focus is clear: turn this momentum into recurring and predictable revenue growth in 2027."

Third Quarter 2026 Financial Results

Total revenue for the third quarter of 2026 was $6.4 million compared to $7.6 million for the third quarter of 2025.

Subscription revenue for the third quarter of 2026 was $3.2 million compared to $4.6 million for the third quarter of 2025. The decrease reflects $0.8 million of lower commercial subscription revenue from the expiration of a commercial contract in October 2025 and $0.6 million of lower commercial subscription revenue from the step-down of a commercial contract in June 2026.

Service revenue for the third quarter of 2026 was $3.3 million compared to $3.1 million for the third quarter of 2025. The increase primarily reflects higher service revenue from a commercial customer.

Ending ARR(1) as of September 30, 2026 was $10.8 million compared to $15.8 million as of September 30, 2025. The decrease primarily reflects the expiration of a commercial contract in October 2025 that accounted for $3.1 million of ARR and the step-down in another commercial contract in June 2026 that accounted for $2.6 million of ARR, partially offset by $0.7 million of net increases to ARR from new and existing commercial contracts.

Gross profit margin for the third quarter of 2026 was 55% compared to 58% for the third quarter of 2025. Subscription gross profit margin(2) increased to 87% from 86% and service gross profit margin(2) increased to 60% from 57% for the third quarter of 2026 compared to the third quarter of 2025.

Non-GAAP gross profit margin for the third quarter of 2026 was 82% compared to 81% for the third quarter of 2025.

Operating expenses for the third quarter of 2026 were $11.5 million compared to $12.8 million for the third quarter of 2025. The decrease primarily reflects decreases in stock-based compensation expense of $0.7 million, bad debt expense of $0.5 million, and other costs of $0.3 million, partially offset by a $0.4 million increase in cash severance costs.

Non-GAAP operating expenses for the third quarter of 2026 were $8.0 million compared to $8.6 million for the third quarter of 2025.

Net loss attributable to Digimarc Corporation for the third quarter of 2026 was $8.1 million or ($0.36) per diluted share compared to $8.2 million or ($0.38) per diluted share for the third quarter of 2025.

Non-GAAP net loss attributable to Digimarc Corporation for the third quarter of 2026 was $2.9 million or ($0.13) per diluted share compared to $2.2 million or ($0.10) per diluted share for the third quarter of 2025.

At September 30, 2026, cash, cash equivalents and marketable securities totaled $22.1 million compared to $12.9 million at December 31, 2025. Free cash flow usage for the third quarter of 2026 was $4.3 million compared to $3.1 million for the third quarter of 2025.

(1) Annual Recurring Revenue (ARR) is a company performance metric calculated as the aggregation of annualized subscription fees from all of our commercial contracts as of the measurement date.

(2) Cost of revenue, Gross profit and Gross profit margin for Subscription and Service excludes amortization expense on acquired intangible assets.

Conference Call

Digimarc will hold a conference call today (Thursday, November 12, 2026) to provide an update on strategic priorities, quarterly highlights, and these financial results. CEO Paul Carreiro and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s prepared remarks.

The conference call and investor presentation will be broadcast live and available for replay here and in the investor section of the company’s website. The investor presentation will also be posted to the company’s website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time. We encourage you to also login to the live broadcast so you can follow along with the investor presentation.

Toll Free number: 877-407-0832

International number: 201-689-8433

Conference ID number: 13754825

Company Contact:

Charles Beck

Chief Financial Officer
Charles.Beck@digimarc.com

+1 503-469-4721

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About Digimarc

Digimarc (NASDAQ: DMRC) helps organizations protect against fraud, verify authenticity and establish trusted identity across physical and digital environments. Through persistent digital identity embedded directly into products, packaging and content, Digimarc enables organizations to identify, authenticate and trace the things that matter. For more than three decades, Digimarc technology has helped protect global currency. Today, organizations use this technology to protect products, strengthen content authenticity and enable more trusted interactions across connected physical and digital environments. Visit www.digimarc.com to learn more.

Forward-Looking Statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” "may," “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company’s Form 10-K for the year ended December 31, 2025, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, Non-GAAP net loss per diluted share, and free cash flow. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenue:
Subscription	$3,187	$4,567	$11,297	$14,505
Service	3,259	3,060	10,115	10,500
Total revenue	6,446	7,627	21,412	25,005
Cost of revenue:
Subscription (2)	404	642	1,276	2,101
Service (2)	1,313	1,330	4,161	4,120
Amortization expense on acquired intangible assets	1,204	1,209	3,613	3,546
Total cost of revenue	2,921	3,181	9,050	9,767
Gross profit:
Subscription (2)	2,783	3,925	10,021	12,404
Service (2)	1,946	1,730	5,954	6,380
Amortization expense on acquired intangible assets	(1,204)	(1,209)	(3,613)	(3,546)
Total gross profit	3,525	4,446	12,362	15,238
Gross profit margin:
Subscription (2)	87%	86%	89%	86%
Service (2)	60%	57%	59%	61%
Total	55%	58%	58%	61%

Operating expenses:
Sales and marketing	2,622	2,852	7,118	11,161
Research, development and engineering	3,755	4,315	11,154	16,485
General and administrative	4,882	5,355	20,748	15,614
Amortization expense on acquired intangible assets	287	288	863	847
Total operating expenses	11,546	12,810	39,883	44,107

Operating loss	(8,021)	(8,364)	(27,521)	(28,869)
Other income, net	121	217	521	796
Loss before income taxes	(7,900)	(8,147)	(27,000)	(28,073)
Provision for income taxes	(37)	(5)	(34)	(29)
Net loss	(7,937)	(8,152)	(27,034)	(28,102)
Net income attributable to non-controlling interest	152	—	135	—
Net loss attributable to Digimarc Corporation	$(8,089)	$(8,152)	$(27,169)	$(28,102)

Net loss per share:
Net loss per share attributable to Digimarc Corporation common shareholders — basic	$(0.36)	$(0.38)	$(1.22)	$(1.30)
Net loss per share attributable to Digimarc Corporation common shareholders — diluted	$(0.36)	$(0.38)	$(1.22)	$(1.30)
Weighted average shares outstanding — basic	22,508	21,709	22,263	21,614
Weighted average shares outstanding — diluted	22,508	21,709	22,263	21,614

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
GAAP gross profit	$3,525	$4,446	$12,362	$15,238
Amortization of acquired intangible assets	1,204	1,209	3,613	3,546
Amortization and write-off of other intangible assets	209	222	622	660
Stock-based compensation	368	336	1,116	726
Non-GAAP gross profit	$5,306	$6,213	$17,713	$20,170
Non-GAAP gross profit margin	82%	81%	83%	81%

GAAP operating expenses	$11,546	$12,810	$39,883	$44,107
Depreciation and write-off of property and equipment	(124)	(146)	(428)	(430)
Amortization of acquired intangible assets	(287)	(288)	(863)	(847)
Amortization and write-off of other intangible assets	(114)	(128)	(335)	(329)
Amortization of lease right of use assets under operating leases	(128)	(108)	(367)	(309)
Stock-based compensation	(2,812)	(3,529)	(11,998)	(8,170)
Corporate reorganization expenses	(56)	—	(1,713)	—
Non-GAAP operating expenses	$8,025	$8,611	$24,179	$34,022

GAAP net loss	$(7,937)	$(8,152)	$(27,034)	$(28,102)
Total adjustments to gross profit	1,781	1,767	5,351	4,932
Total adjustments to operating expenses	3,521	4,199	15,704	10,085
Non-GAAP net loss	(2,635)	(2,186)	(5,979)	(13,085)
Non-GAAP net income attributable to non-controlling interest	292	-	337	-
Non-GAAP net loss attributable to Digimarc Corporation	$(2,927)	$(2,186)	$(6,316)	$(13,085)

GAAP net loss per diluted share	$(0.36)	$(0.38)	$(1.22)	$(1.30)
Non-GAAP net loss attributable to Digimarc Corporation	$(2,927)	$(2,186)	$(6,316)	$(13,085)
Non-GAAP net loss per diluted share attributable to Digimarc Corporation common shareholders	$(0.13)	$(0.10)	$(0.28)	$(0.61)

Free cash flow
Cash flows from operating activities	$(4,196)	$(2,596)	$(6,833)	$(12,770)
Purchase of property and equipment	(22)	(221)	(117)	(474)
Capitalized patent costs	(130)	(257)	(320)	(465)
Free cash flow	$(4,348)	$(3,074)	$(7,270)	$(13,709)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$20,690	$9,820
Marketable securities	1,363	3,046
Trade accounts receivable, net	4,238	6,513
Other current assets	3,282	1,961
Total current assets	29,573	21,340
Property and equipment, net	780	1,104
Intangibles, net	12,245	17,045
Goodwill	8,962	9,056
Lease right of use assets	2,871	3,238
Other assets	1,444	1,175
Total assets	$55,875	$52,958

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$7,394	$4,359
Deferred revenue	3,518	3,993
Total current liabilities	10,912	8,352
Long-term lease liabilities	3,553	4,314
Other long-term liabilities	135	63
Total liabilities	14,600	12,729

Shareholders’ equity:
Preferred stock	50	50
Common stock	27	22
Additional paid-in capital	452,191	424,665
Accumulated deficit	(410,256)	(383,087)
Accumulated other comprehensive loss	(1,735)	(1,421)
Total shareholders’ equity - Digimarc Corporation	40,277	40,229
Non-controlling interest	998	—
Total equity	41,275	40,229
Total liabilities and equity	$55,875	$52,958

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(27,034)	$(28,102)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	424	430
Amortization of acquired intangible assets	4,476	4,393
Amortization and write-off of other intangible assets	957	989
Amortization of lease right of use assets under operating leases	367	309
Stock-based compensation	12,645	8,896
Increase (decrease) in allowance for doubtful accounts	(6)	681
Changes in operating assets and liabilities:
Trade accounts receivable	2,329	(1,207)
Other current assets	(1,618)	1,139
Other assets	(484)	(358)
Accounts payable and other accrued liabilities	2,180	245
Deferred revenue	(469)	443
Lease liability and other long-term liabilities	(600)	(628)
Net cash provided by (used in) operating activities	(6,833)	(12,770)

Cash flows from investing activities:
Purchase of property and equipment	(117)	(474)
Capitalized patent costs	(320)	(465)
Proceeds from maturities of marketable securities	2,811	15,352
Purchases of marketable securities	(1,127)	(2,448)
Net cash provided by (used in) investing activities	1,247	11,965

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	18,265	—
Non-controlling interest capital contributions	56	—
Purchase of common stock	(1,844)	(2,467)
Repayment of loans	(17)	(31)
Net cash provided by (used in) financing activities	16,460	(2,498)
Effect of exchange rate on cash	(4)	39
Net increase (decrease) in cash and cash equivalents	$10,870	$(3,264)

Cash, cash equivalents and marketable securities at beginning of period	$12,866	$28,730
Cash, cash equivalents and marketable securities at end of period	22,053	12,562
Net increase (decrease) in cash, cash equivalents and marketable securities	$9,187	$(16,168)

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